Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 6, 2015 relating to the financial statements of Carbylan Therapeutics, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-201278). We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 8, 2015